Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-118736, related to the 2001 Capital Bancorp Inc. Stock Option Plan, and No. 333-126080, related to the 2005 Employee Stock Purchase Plan) of our report dated February 22, 2007 relating to our audit of the consolidated financial statements which appears in this Annual Report on Form 10-K of Capital Bancorp, Inc. for the year ended December 31, 2006.

/s/ PORTER KEADLE MOORE, LLP

Atlanta, GA

March 9, 2007